Exhibit 99.1

Press Release
For Immediate Release

OVERLAND STORAGE REPORTS FISCAL 2006 RESULTS

Cycle of new product development nears completion

SAN DIEGO — August 10, 2006 — Overland Storage, Inc. (NasdaqNGS: OVRL) today reported fourth quarter and full-year results for its fiscal year ended June 30, 2006, reflecting a year of investment focused on new product development in each of the company’s three tiered-storage product offerings.

Net revenue for the fiscal 2006 fourth quarter was $41.7 million compared with $55.4 million a year ago.  For the same period, the company reported a net loss of $5.7 million, or $0.43 per share, compared with a net loss of $1.3 million, or $0.09 per share a year earlier. The non-GAAP net loss for the fiscal 2006 fourth quarter, excluding amortization of the acquired technology resulting from the August 2005 acquisition of Zetta Systems, Inc. and a credit relating to reclaimed excess facilities, was $5.1 million, or $0.39 per share.  The non-GAAP net loss for the fiscal 2005 fourth quarter, excluding costs relating to outsourcing, was $924,000, or $0.07 per share.  Non-GAAP results are presented to provide a more complete view of the company’s financial results in light of the costs associated with outsourcing its manufacturing, the write-off of in-process research and development and amortization of acquired technology resulting from the August 2005 acquisition of Zetta Systems, Inc. and the company’s plan to introduce and enhance sales growth of the products derived from the acquisition.  See “Non-GAAP Financial Measures” below.

For the 12 months ended June 30, 2006, the company reported net revenue of $209.0 million compared with $235.7 for the prior fiscal year.  The net loss for the year was $18.3 million, or $1.33 per share, compared with net income of $4.6 million, or $0.32 per diluted share, a year earlier. The non-GAAP net loss for fiscal 2006 was $14.6 million, or $1.07 per share, compared to net income of $5.9 million, or $0.41 per diluted share, a year earlier.

The company reported that revenue in the fourth quarter was impacted by inventory shortages at the company’s outsourced manufacturing facility, which principally affected sales to its largest OEM customer and APAC customers.  These shortages resulted in a $5.0 million backlog at the end of the fourth quarter, which the company expects to fill in the fiscal 2007 first quarter. The company also noted that its operating expenses for the 2006 fourth quarter of $17.6 million rose slightly from $17.1 million in the prior quarter as R&D spending reached its anticipated peak.  R&D expenses are expected to decline slightly in the fiscal 2007 first quarter and then ramp significantly downward to a sustainable level by the fiscal 2007 fourth quarter.

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“Fiscal 2006 was challenging, characterized by significant investments in multiple new products in each of the company’s three tiers of storage solutions — all designed to secure new customers and position the company for long-term growth and a return to profitability during fiscal 2007,” said Christopher Calisi, president and chief executive officer of Overland Storage, Inc.

He noted that the company has recently launched a number of newly developed products.  On July 10, 2006, Overland launched the first two products of the ARCvault™ product suite of tape automation solutions.  ARCvault has been an 18-month development project that is expected to culminate in fiscal year 2007 with the introduction of two additional products.  On July 24, 2006, Overland launched version 3.0 of its REO SERIES® Protection OS™ software, which significantly improves the performance of its REO disk-based backup and recovery appliances.  Most recently, on August 8, 2006, Overland launched ULTAMUS™ PRO 500 with version 3.8 of its ULTAMUS Protection OS software, which significantly improves the snapshotting and replication performance of its ULTAMUS protected primary storage appliances.

Calisi added that the company expects a new tier-one OEM customer to launch a new product based on Overland’s ARCvault tape automation solution in the near future. Overland is in the final stages of readying its manufacturing operations to produce this product at its San Diego facility and believes it is on track to meet the customer’s schedule.  Calisi noted that Overland is in the process of restoring all manufacturing operations to the company’s San Diego facility by the end of calendar 2006 to better serve its customers and control costs.

“As we enter fiscal 2007, we believe that the majority of our R&D investment is behind us, and we are poised to return to profitability,” said Calisi.  “We remain committed to our tiered storage strategy and are excited about each of our new products, which we believe represent compelling value propositions the market will readily accept.”

Non-GAAP Financial Measures

To supplement the Consolidated Statement of Operations presented in accordance with GAAP, the company has included a Non-GAAP Consolidated Statement of Operations that excludes charges and gains related to outsourcing the company’s manufacturing, as well as non-cash amortization and other charges related to the August 2005 acquisition of Zetta Systems.

In the second quarter of fiscal year 2005, the company began the process of transferring all its manufacturing to an outsourced manufacturer. That transition was completed in the first quarter of fiscal 2006.  During fiscal 2005, the company recorded pretax outsourcing transition charges as additions to cost of revenues totaling $2.1 million. In the first quarter of fiscal 2006, the company recorded a pretax gain of $250,000 on the sale of certain manufacturing equipment to its outsourced manufacturer, which was credited to cost of revenues. In the second quarter of fiscal 2006, the company recorded a pretax charge of $617,000 related to facilities that became excess as a consequence of the outsourcing. In the fourth quarter of fiscal

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2006, the company decided to terminate the relationship with its contract manufacturer and return manufacturing to its San Diego facility.  As a result, the company recorded a pretax credit of $536,000 during the fourth quarter relating to the recapture of the excess facilities that would again be used in its manufacturing process.  Because these are one-time charges and credits that will not be repeated in subsequent fiscal years, the company believes the non-GAAP results provide useful information to investors concerning the company’s operating results, and permit a more meaningful comparison to historical financial results, which did not include such charges.

The acquisition of Zetta Systems resulted in an immediate one-time charge of $1.1 million related to acquired in-process R&D. Additionally, the company recorded a $11.9 million intangible asset (including the gross-up effect related to deferred taxes) related to acquired technology, which it is amortizing to cost of revenues over four years, the estimated life of the technology. The company now expects that products based on this technology will not begin to contribute materially to revenues until fiscal year 2007. Because GAAP requires that the intangible asset be amortized commencing immediately upon acquisition, the amortization during fiscal year 2006 will result in negative gross profit for the product line and a depression of the company’s overall gross margin. During the product introduction ramp-up expected to occur through fiscal year 2007, management will evaluate the performance of this new product line excluding the amortization charge, and allocate resources based on such evaluation. The company therefore believes that the non-GAAP results provide useful information to investors concerning Overland’s operating results, and permit a more meaningful comparison to historical financial results, which did not include these amortization charges or write-offs of in-process R&D. The company considered the capital costs of the acquisition when it modeled the expected benefits, and management expects that the results of its product implementation strategy will be appropriately reflected in GAAP results by the end of fiscal year 2007. Accordingly, the company intends to discontinue reporting non-GAAP results relating to this acquisition beginning in fiscal 2008.

Reconciliations of GAAP net loss to non-GAAP net loss and GAAP to non-GAAP per share results are provided in a table immediately following the Non-GAAP Consolidated Statements of Operations. Although management believes the above non-GAAP financial measures enhance investors’ understanding of the company’s business and performance, these non-GAAP financial measures are inherently limited in that they exclude certain costs which are required to be included in a GAAP presentation, and therefore do not present the full measure of the company’s recorded costs against its revenues. Accordingly, these non-GAAP results should be considered together with GAAP results, rather than as an alternative to GAAP basis financial measures.

About Overland Storage

Now in its 25th year, Overland Storage is a market leader and innovative provider of simply protected storage solutions — smart data protection appliances and software modules designed to work together, affordably, to ensure that information is automatically safe, readily available and always there. Overland’s award-winning data protection solutions include the ULTAMUS SERIES™ of protected primary storage

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appliances; the REO SERIES® of disk-based backup and recovery appliances; and the NEO SERIES® and ARCvault™ tape automation solutions. Overland sells its products through leading OEMs, commercial distributors, storage integrators and value-added resellers. For more information, visit Overland’s web site at www.overlandstorage.com.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “intends,” “estimates,” expects,” “projects,” plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward looking. Such forward-looking statements are not guarantees of performance and the company’s actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include risks and uncertainties associated with the company’s acquisition of Zetta Systems, Inc.; possible delays in new product introductions and shipments by the company including the new ULTAMUS line and the new ARCvault tape automation platform currently under development, including versions subject to the company’s new OEM contracts; possible delays in enhancements to the company’s REO line; market acceptance of the company’s new product offerings; the timing and market acceptance of new product introductions by competitors; the speed at which HP transitions from the products it currently buys from the company to its next-generation products to be purchased from another vendor; delays, unbudgeted expenses, inefficiencies and production problems that may result from the company’s outsourced manufacturer, the termination of that relationship and the return of production to the company’s San Diego facility; the company’s ability to modify its products to comply with the new RoHS directive in the European Union; worldwide information technology spending levels; unexpected shortages of critical components; rescheduling or cancellation of customer orders; loss of a major customer; the timing and amount of licensing royalties; general competition and price pressures in the marketplace; the company’s ability to control costs and expenses; and general economic conditions. Reference is also made to other factors set forth in the company’s filings with the Securities and Exchange Commission, including the “Risk Factors,” “Management’s Discussion and Analysis” and other sections of the company’s Form 10-K currently on file with the SEC. These forward-looking statements speak only as of the date of this release and the company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Overland, Overland Storage, ULTAMUS SERIES, REO SERIES, NEO SERIES and ARCvault are trademarks of Overland Storage, Inc.

Webcast: A live audio Webcast of Overland’s management conference call discussing fourth fiscal quarter 2006 results will be held beginning at 9:30 a.m. EDT, August 10, 2006, and will be posted at www.overlandstorage.com. Please provide adequate time to log on. Following the broadcast, the conference call will be archived for future access on Overland’s website.

CONTACT INFORMATION:
Vernon A. LoForti, CFO
Email: vloforti@overlandstorage.com
858-571-5555

Cynthia A. Bond, Director of Corporate Communications
Email: cbond@overlandstorage.com
858-571-5555

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- Financial Tables Follow -

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 OVERLAND STORAGE, INC.

 CONSOLIDATED STATEMENT OF OPERATIONS

 (In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Net revenues	$41,745	$55,354	$209,038	$235,687
Cost of revenues	32,011	43,158	162,162	174,770
Gross profit	9,734	12,196	46,876	60,917

Operating expenses:
Sales and marketing	9,250	9,121	37,713	34,382
Research and development	5,127	2,969	18,503	10,687
General and administrative	3,250	3,742	14,294	12,324
In-process research and development	—	—	1,121	—
Total expenses	17,627	15,832	71,631	57,393

Operating (loss) income	(7,893)	(3,636)	(24,755)	3,524
Interest income, net	760	487	2,759	1,537
Other income, net	(61)	(100)	(139)	7
(Loss) income before income taxes	(7,194)	(3,249)	(22,135)	5,068
Income taxes	(1,535)	(1,967)	(3,825)	490
Net (loss) income	$(5,659)	$(1,282)	$(18,310)	$4,578

(Loss) earnings per share:
Basic	$(0.43)	$(0.09)	$(1.33)	$0.33
Diluted	$(0.43)	$(0.09)	$(1.33)	$0.32

Shares used in computing (loss) earnings per share:
Basic	13,271	14,049	13,716	13,899
Diluted	13,271	14,049	13,716	14,429

 OVERLAND STORAGE, INC.
 NON-GAAP CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30		Twelve Months Ended June 30
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

Net revenues	$41,745	$55,354	$209,038	$235,687
Cost of revenues	31,885	42,730	159,611	172,711
Gross profit	9,860	12,624	49,427	62,976

Operating expenses:
Sales and marketing	9,250	9,121	37,713	34,382
Research and development	5,127	2,969	18,503	10,687
General and administrative	3,250	3,742	14,294	12,324
In-process research and development	—	—	—	—
Total expenses	17,627	15,832	70,510	57,393

Operating (loss) income	(7,767)	(3,208)	(21,083)	5,583
Interest income, net	760	487	2,759	1,537
Other income, net	(61)	(100)	(139)	7
(Loss) income before income taxes	(7,068)	(2,821)	(18,463)	7,127
Income taxes	(1,944)	(1,897)	(3,825)	1,189
Net (loss) income	$(5,124)	$(924)	$(14,638)	$5,938

(Loss) earnings per share:
Basic	$(0.39)	$(0.07)	$(1.07)	$0.43
Diluted	$(0.39)	$(0.07)	$(1.07)	$0.41

Shares used in computing (loss) earnings per share:
Basic	13,271	14,049	13,716	13,899
Diluted	13,271	14,049	13,716	14,429

A reconciliation between net (loss) income on a GAAP basis and non-GAAP net (loss) income is as follows:

GAAP net (loss) income.	$(5,659)	$(1,282)	$(18,310)	$4,578
Outsource manufacturing transition costs	(536)	428	(169)	2,059
In-process research and development	—	—	1,121	—
Amortization of Zetta purchased intangible assets	662	—	2,720	—
Income tax effect	409	(70)	—	(699)
Non-GAAP net (loss) income.	$(5,124)	$(924)	$(14,638)	$5,938

A reconciliation between diluted (loss) earnings per share on a GAAP basis and non-GAAP diluted (loss) earnings per share is as follows:

GAAP net (loss) income.	$(0.43)	$(0.09)	$(1.33)	$0.32
Outsource manufacturing transition costs	(0.04)	0.03	(0.01)	0.14
In-process research and development	—	—	0.08	—
Amortization of Zetta purchased intangible assets	0.05	—	0.20	—
Income tax effect	0.03	(0.01)	—	(0.05)
Non-GAAP net (loss) income.	$(0.39)	$(0.07)	$(1.07)	$0.41

 OVERLAND STORAGE, INC.
 SELECTED BALANCE SHEET INFORMATION
 (In thousands)

	June 30, 2006	June 30, 2005
	(unaudited)
ASSETS
Cash and equivalents	$20,315	$5,498
Short term investments	42,197	71,389
Accounts receivable, net	30,321	37,703
Inventories	14,358	19,108
Other current assets	9,172	15,197
Total current assets	116,363	148,895
Property, plant and equipment, net	10,317	8,758
Other assets	14,647	6,901
Total assets	$141,327	$164,554

LIABILITIES & EQUITY
Current liabilities	$40,220	$38,532
Long-term debt	—	—
Other long-term liabilities	4,493	4,528
Shareholders’ equity	96,614	121,494
Total liabilities and equity	$141,327	$164,554